Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.00001 per share, of LRAD Corporation  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  March 14, 2016

IROQUOIS MASTER FUND LTD.	IROQUOIS CAPITAL MANAGEMENT LLC

By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Authorized Signatory

/s/ Joshua Silverman
JOSHUA SILVERMAN

/s/ Richard Abbe
RICHARD ABBE

AMERICAN CAPITAL MANAGEMENT, LLC

By:	/s/ Kim Page
	Name:	Kim Page
	Title:	Manager

TALIA ABBE IRREVOCABLE TRUST

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	Trustee

BENNETT ABBE IRREVOCABLE TRUST

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	Trustee

SAMANATHA ABBE IRREVOCABLE TRUST

By:	/s/ Richard Abbe
	Name:	Richard Abbe
	Title:	Trustee

THE MERAV ABBE IRREVOCABLE TRUST

By:	/s/ Leo Abbe
	Name:	Leo Abbe
	Title:	Trustee